SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                           Form 8K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



DATE OF REPORT:  OCTOBER 29, 2003





                    CCA Industries, Inc.

     (Exact Name of Registrant as Specified in Charter)

                          DELAWARE

      (State or other jurisdiction of incorporation or
                        organization)

                          2-85538-B

                  (Commission File Number)

                         04-2795439

            (IRS Employer Identification Number)

 200 Murray Hill Parkway, East Rutherford, New Jersey 07073

     (Address of principal executive offices, zip code)

                       (201) 330-1400

     (Registrant's telephone number including area code)


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Item 3.

Reference is made to the Company's 8K Form filed with the Securities and Exchange Commission dated May 22, 2002 and
November  22,  2002,  which referred to  phenylpropanolamine
("PPA") litigations.

On  October 4, 2003, the Court in the United States District
Court, Western District of Washington at Seattle dismissed with prejudice five of the cases commenced in Louisiana that named CCA Industries, Inc. as a defendant:

          Annie Landry, et al v. Bayer Corporation, et al
          Leslie Ackel, et al v. Bayer Corporation, et al
          Betty Everidge, et al v. Bayer Corporation, et al
          McCullogh v. American Home Products, et al
          Rowe, et al v. Bayer Corporation, et al


                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003


     CCA Industries, Inc.
     Registrant



By:  Ira W. Berman
     Ira W. Berman, Secretary


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